Impreso, Inc. Reports Third Quarter FY 2006 Results of Operations

COPPELL, TX -- 07/17/2006 -- Impreso, Inc. (NASDAQ: ZCOM), which through its subsidiaries is involved in (1) the manufacture and distribution of paper and film hard copy imaging products for commercial and home office applications; (2) the development of eCommerce initiatives; and (3) natural spring water bottling and distribution, today reported its third quarter operating results.

Net sales for the three months ended May 31, 2006, were $18 million, as compared to net sales of $20 million in the three months ended May 31, 2005, a decrease of $2 million, or 10%. Net sales for the nine months ended May 31, 2006 were $52 million, as compared to net sales of $58 million in the nine months ended May 31, 2005, a decrease of $7 million, or 11.4%.

Net loss decreased to $53,000, or $(0.01) per share, in the most recent quarter, compared with a net loss of $574,000, or $(0.11) per share, in the prior-year period. For the nine months ended May 31, 2006, the Company reported a net loss of $1 million, or $(0.19) per share, on net sales of $52 million. These results compared with a net loss of $2.5 million, or $(0.48) per share, on net sales of $58 million, in the nine months ended May 31, 2005.

"The decrease in net sales for the three and nine months ended May 31, 2006, as compared to the corresponding periods of the prior year, were attributable to the shrinking market in the continuous business forms segment of our industry and loss of customers resulting from our increased finished goods pricing," stated Marshall Sorokwasz, President and Chief Executive Officer of Impreso, Inc. "Raw material paper prices rose significantly in 2006, and we passed those increases in finished goods pricing to our customers. Competitors with larger inventories manufactured when raw material costs were lower were able to capture some of our customers with attractive pricing, but that advantage, we believe, is for the short term. We have, however, significantly decreased net losses with our higher profit margins.

"Our water bottling facility doubled its revenue in the three months ended May 31, 2006, as compared to the three months ended February 28, 2006. Except for a revised increased allocation of expenses, the water division would have had a positive cash flow in the Third Quarter 2006, and we expect we will achieve that goal in our Fourth Quarter," continued Mr. Sorokwasz. "In one month, June 2006, we increased new private label projects by approximately 24% from the prior twelve month period. Projects increased by 46% in the three months ended May 31, 2006, as compared to the twelve months ended February 28, 2006. The margins on our bottled water have been stable, and we have added the new business without discounting or disrupting the profit margins on the product."

About Impreso, Inc.

Impreso, Inc. is a holding company for TST/Impreso, Inc., Alexa Springs, Inc., and HotSheet.com, Inc. TST/Impreso, Inc. is a manufacturer and distributor of hard copy imaging products for commercial and home use in domestic and international markets. Alexa Springs, Inc. is a natural spring water bottling operation. HotSheet.com, Inc. primarily owns HotSheet.com, a single-page, online Internet directory with categorized links to premier web destinations. The Company's website domains are www.impreso.com, www.tstimpreso.com, www.alexasprings.com, and www.hotsheet.com.

Impreso, Inc. is headquartered in Coppell, Texas, and its common stock trades on the Nasdaq Capital Market under the symbol "ZCOM."

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "should" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, paper prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                   IMPRESO, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                   Three Months Ended
                                                 May 31,        May 31,
                                                  2006           2005
                                              ------------   ------------
Net sales                                     $ 17,842,095   $ 19,829,734
Cost of sales                                   15,741,361     18,733,138
                                              ------------   ------------

        Gross profit                             2,100,734      1,096,596

Gain on sale of assets                             (40,866)       (42,685)
Selling, General and administrative expenses     1,878,242      2,220,005
                                              ------------   ------------

        Operating income (loss)                    263,358     (1,080,724)

Other expenses (income):
    Interest expense                               281,220        322,641
    Extinguishment of debt                               0       (489,645)
    Other expense (income), net                     49,352        (65,384)
                                              ------------   ------------

Loss before income tax expense                     (67,214)      (848,336)

Income tax (benefit) expense:
    Current                                         10,500       (407,828)
    Deferred                                       (25,168)       133,138
                                              ------------   ------------

        Total income tax benefit                   (14,668)      (274,690)

Net loss                                      $    (52,546)  $   (573,646)
                                              ============   ============

Net loss per common share
 (basic and diluted)                          $      (0.01)  $      (0.11)
                                              ============   ============

Weighted average shares outstanding
 (basic and diluted)                             5,278,780      5,278,780
                                              ============   ============

                   IMPRESO, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                   Nine Months Ended
                                                 May 31,        May 31,
                                                  2006           2005
                                              ------------   ------------
Net sales                                     $ 51,801,515   $ 58,435,505
Cost of sales                                   46,855,162     55,782,864
                                              ------------   ------------

        Gross profit                             4,946,353      2,652,641

Gain on sale of assets                            (136,350)      (142,285)
Embezzlement recovery                                 (50)      (290,840)
Selling, General and administrative expenses     5,624,900      6,728,183
                                              ------------   ------------

        Operating loss                            (542,147)    (3,642,417)

Other expenses (income):
    Interest expense                               860,987        900,903
    Extinguishment of debt                               0       (489,645)
    Other expenses (income), net                    70,642       (285,662)
                                              ------------   ------------

Loss before income tax expense                  (1,473,776)    (3,768,013)

Income tax (benefit) expense:
    Current                                         23,000     (1,629,201)
    Deferred                                      (493,193)       403,890
                                              ------------   ------------

        Total income tax benefit                  (470,193)    (1,225,311)

Net loss                                      $ (1,003,583)  $ (2,542,702)
                                              ============   ============

Net loss per common share
 (basic and diluted)                          $      (0.19)  $      (0.48)
                                              ============   ============

Weighted average shares outstanding
 (basic and diluted)                             5,278,780      5,278,780
                                              ============   ============

For further information, please contact:

Marshall Sorokwasz
(972) 462-0100 (ext. 1103)

Tammy Yahiel
General Counsel
(972) 462-0100 (ext. 1117)
or via e-mail at yahiel@tstimpreso.com